UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2015

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer; Dissolution of Office of the Chairman.  On December 11, 2015, the Board of Directors (“Board”) of Tuesday Morning Corporation (the “Company”) appointed Steven R. Becker, the current Executive Chairman of the Board, to serve as the Company’s new Chief Executive Officer (“CEO”).  Mr. Becker will continue to serve as a member of the Board, but he will no longer act as the Company’s Executive Chairman. That office was eliminated by the Board upon Mr. Becker’s appointment as CEO.  Upon Mr. Becker’s appointment as CEO, the Board also dissolved the Office of Chairman, which was previously formed to provide oversight of the Company’s strategic initiatives until the Board appointed a new CEO.

Mr. Becker, age 49, has served as Executive Chairman of the Board since September 2015 and as Chairman of the Board and as a director of the Company since 2012.  Mr. Becker served, until recently, as partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market.  Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, which he started in 2005.

New CEO Employment Agreement and Award Agreements.  In connection with Mr. Becker’s appointment as CEO, the Company entered into an employment agreement with Mr. Becker on December 11, 2015 (the “Employment Agreement”).  In the Employment Agreement, Mr. Becker agreed to serve as CEO for an initial term ending June 30, 2019.  The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to the expiration of the then current employment term.

Under the Employment Agreement, Mr. Becker is entitled to, among other things: (i) a lump sum cash payment of $147,671.23 for his service as Executive Chairman, payable within 30 days, which amount equals the prorated base salary Mr. Becker would have received if he was acting as CEO during such time pursuant to the terms of the Employment Agreement; (ii) an annual base salary of $700,000; and (iii) an initial grant of stock options (the “Initial Grant”) on the second trading day following the Company’s fiscal 2016 second quarter earnings announcement (the “Grant Date”) having an aggregate value as determined in the Employment Agreement of $1.4 million, 50% of which will be time-based stock options that vest in equal annual installments over four years beginning on the first anniversary of the Grant Date and 50% of which will be performance-based stock options that vest based on the achievement of certain performance goals during the three-year performance period beginning on July 1, 2016 and ending on June 30, 2019.

Under the Employment Agreement, Mr. Becker is also eligible to earn an annual bonus each fiscal year under the Tuesday Morning Corporation Corporate Executive Annual Incentive Plan with a threshold opportunity equal to 50% of his base salary, a target opportunity equal to 100% of his base salary, a stretch opportunity equal to 150% of his base salary and a maximum opportunity equal to 200% of his base salary, provided that the annual bonus for the fiscal year ending June 30, 2016 will be prorated based upon the date Mr. Becker began serving as Executive Chairman during the fiscal year (but based on his annualized base salary).  In addition, Mr. Becker will be eligible for annual equity grants under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the “2014 Plan”), with the actual amount subject to the approval of the Board’s Compensation Committee.

Upon satisfaction of the conditions set forth in the Employment Agreement, Mr. Becker is entitled to additional benefits upon termination of employment in certain circumstances.  Upon Mr. Becker’s death or “disability” (as that term is defined in the Employment Agreement), Mr. Becker will be entitled to: (i) accrued unpaid base salary, benefits owing under employee benefit plans, unreimbursed expenses and any unpaid annual bonus for the prior year (the “Accrued Obligations”); (ii) a prorated annual bonus, subject to achievement of applicable performance goals; (iii) vesting of time-based stock options included in the Initial Grant and other time-based equity awards, prorated based on the number of days employed since the applicable grant date; and (iv) vesting of performance-based stock options included in the Initial Grant and other performance-based equity awards, subject to achievement of applicable performance goals and prorated based on the number of days employed since the applicable grant date (provided that for the Initial Grant, if termination of employment occurs after the third anniversary of the effective date of the Employment Agreement, no proration shall occur).  Mr. Becker will also have the ability to exercise vested options until the earlier of (x) one year following his death or disability (or, if later, one year from the end of the performance period for the performance-based options in the Initial Grant) or (y) expiration of the options.

In the event of Mr. Becker’s termination for “cause” or voluntary termination without “good reason” (as those terms are defined in the Employment Agreement), Mr. Becker will be entitled to the Accrued Obligations, other than any unpaid annual bonus for the prior year.  Mr. Becker will also forfeit any unvested options, and any vested options will remain exercisable until the earlier of (i) 90 days following his termination or (ii) expiration of the option’s term.

In the event of Mr. Becker’s termination without “cause” or voluntary termination with “good reason” prior to a “change in control” (as that term is defined in the 2014 Plan) or more than 12 months thereafter, Mr. Becker will be entitled to (i) the Accrued Obligations; (ii) 12 months base salary, paid in installments; and (iii) a prorated annual bonus, subject to achievement of applicable performance goals.  Mr. Becker will also forfeit any unvested options (including any options in the Initial Grant), and any vested options will remain exercisable until the earlier of (x) one year following his termination of all service with the Company (both as an employee and member of the Board) (or, if later, one year from the end of the performance period for the performance-based options in the Initial Grant) or (y) expiration of the option’s term.

In the event of Mr. Becker’s termination without “cause” or voluntary termination with “good reason” on or within 12 months after a “change in control,” Mr. Becker will be entitled to (i) the Accrued Obligations; (ii) 18 months base salary, paid in installments; and (iii) a prorated annual bonus, subject to achievement of applicable performance goals.  In addition, all unvested time-based options held by Mr. Becker (including any time-based options in the Initial Grant) will immediately vest and all unvested performance-based options held by Mr. Becker (including any performance-based options in the Initial Grant, if still outstanding) will remain eligible to vest based upon achievement of performance goals in accordance with the terms of the applicable award agreement (prorated based on actual days of employment (provided that for the Initial Grant, if termination of employment occurs after the third anniversary of the effective date of the Employment Agreement, no proration shall occur)).  All vested options will have the same post-termination exercise period as described in the immediately preceding paragraph.

In the event of Mr. Becker’s termination upon the Company’s non-renewal of the Employment Agreement, such termination will be treated as a termination without “cause” and Mr. Becker will be entitled to the same benefits and payments described above with respect to his termination without “cause.”

In the Employment Agreement, Mr. Becker agrees to certain restrictive covenants during the employment term and for one year thereafter (or 18 months if Mr. Becker is terminated for any reason on or within 12 months following a “change in control”).

In connection with the approval of the Employment Agreement, on December 11, 2015, the Board’s Compensation Committee adopted two new forms of nonqualified stock option award agreement (one for performance-based options and the other for time-based options) (the “Award Agreements”) to be used for the Initial Grant and certain future grants to Mr. Becker pursuant to the Employment Agreement.  The Award Agreements are based on the prior forms of such agreements, with such modifications as necessary to reflect the terms of current and certain future option awards consistent with the Employment Agreement as discussed above.

The foregoing descriptions of the Employment Agreement and Award Agreements are qualified in their entirety by reference to the copies of the Employment Agreement and Award Agreements filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Appointment of Independent Chairman of the Board.  On December 11, 2015, the Board appointed Terry Burman, an independent director, to serve as Chairman of the Board.  In connection with the appointment of an independent Chairman of the Board, the Board eliminated the position of Lead Independent Director.

Item 7.01.  Regulation FD Disclosure.

On December 14, 2015, the Company issued a press release announcing the Board and management changes described above.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated December 11, 2015, by and between Steven R. Becker and Tuesday Morning Corporation (“Becker Employment Agreement”)

10.2	Form of Nonqualified Stock Option Award Agreement (Time-Based Vesting) under the Becker Employment Agreement and the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.3	Form of Nonqualified Stock Option Award Agreement (Performance-Based Vesting) under the Becker Employment Agreement and the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

99.1	Press Release of Tuesday Morning Corporation, dated December 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: December 14, 2015	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated December 11, 2015, by and between Steven R. Becker and Tuesday Morning Corporation (“Becker Employment Agreement”)

10.2	Form of Nonqualified Stock Option Award Agreement (Time-Based Vesting) under the Becker Employment Agreement and the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.3	Form of Nonqualified Stock Option Award Agreement (Performance-Based Vesting) under the Becker Employment Agreement and the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

99.1	Press Release issued by Tuesday Morning Corporation, dated December 14, 2015